MILLENNIUM INDIA ACQUISITION COMPANY ANNOUNCES RESULTS FOR ITS PRINCIPAL

INVESTMENT –  SMC GLOBAL – FOR THE QUARTER ENDED DECEMBER 31, 2010

New York – February 15, 2011 – Millennium India Acquisition Company, Inc. (“Millennium”) [NASDAQ: SMCG], a closed-end investment fund focused on emerging market leaders within the fast-growing Indian economy, today announced unaudited GAAP results for the quarter ended December  31, 2010 for its principal investment – SMC Global. On a GAAP basis for the quarter ended December 31, 2010, SMC Global had total revenues of approximately $ 17.73 million (Rs. 794.42 million) and Net Loss of approximately $ 1.30 Million (Rs. 58.35 million). For the quarter ended December 31, 2009, SMC Global previously announced GAAP total revenues of approximately $ 14.92 million (Rs. 692.11 million) and Net Profit of approximately $ 0.31 million (Rs. 14.49 million).

SMC Global is one of India’s leading financial services companies, offering retail and institutional brokerage, equity and commodity research, equity, commodity and derivative trading, on-line trading services, merchant banking, investment banking, depository services, clearing services, and distribution of mutual funds, IPOs and insurance products, and wealth management services.

SMC Global publishes its financial information in Indian Rupees. All translations from Indian Rupees to U.S. dollars are made on the basis of an exchange rate of Rs. 44.80 = U.S. $1.00 as of December 31, 2010 and are made solely for the convenience of the reader.

Subhash Chand Aggarwal, Chairman of SMC Global, said “I am pleased to say that this quarter Sanlam Group, headquartered in South Africa, has entered into agreements with us to increase their ownership in SMC Global to 5.28% (currently 1.06%) and in Sanlam Investors & Advisors (India) Ltd. (Formerly known as SMC Wealth Management Services Ltd.) to 55% (currently 50%). As part of these agreements, Sanlam will be infusing approximately $ 11.13 million (Rs. 498.75 million), once final regulatory approvals are obtained in South Africa and India.  We are pleased that Sanlam will be investing further with SMC, strengthening our partnership, and providing capital to fuel further growth. I am also pleased to note that in November 2010 SMC Global was awarded India’s “Best Equity Broking House 2010” and “Broking House with the Largest Distribution Network 2010” by Bombay Stock Exchange and Dun & Bradstreet in India. These coveted awards testify to the quality, strength and scale of the SMC brand in India.”

F. Jacob Cherian, Chairman and CEO of MIAC added, “As noted above, this significant accomplishment ratifies the growth strategy of the company. Despite challenging market circumstances, SMC has made significant strides and built itself as one of India’s largest and most respected retail financial services platforms. Today, SMC is a reliable and trustworthy financial brand in India, providing diverse financial products and services to over 675,000 customers.”

About SMC Global

Based in New Delhi, SMC Global is a full service financial services firm. Its products and services include institutional and retail brokerage, equity and commodity research, equity, commodity and derivative trading, on-line trading services, merchant banking, investment banking, depository services, clearing services, and distribution of mutual funds, IPOs and insurance products, and wealth management services. For the fiscal year ended March 31, 2010, it was one of the most active trading firms in India, averaging over 350,000 trades per day. SMC Global continues to grow, and has one of the largest retail investor network in India today, serving the needs of 675,000 investors presently. The retail distribution footprint in India has expanded from the last fiscal year, taking the total to over 2,400 locations, as of December 31, 2010. Currently, SMC Global has approximately 5,400+ employees and a rapidly expanding retail distribution network of more than  16,000+ independent financial advisors, in over 450 cities across the India. More information regarding the SMC Global can be found at www.smcindiaonline.com.

About Millennium India Acquisition Company Inc.

MIAC’s principal asset is its ownership of a 15.14% equity interest in SMC Global. More information regarding Millennium India Acquisition Company Inc. can be found at www.milcapital.com.

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Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Federal securities laws about MIAC and SMC Global. Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of MIAC to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes", "belief," "expects," 'intends," "anticipates," "plans," or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in MIAC's filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Additionally, any information of SMC Global is provided by SMC Global and any financial information of SMC Global is prepared by SMC Global and derived from financial statements prepared in accordance with U.S. generally accepted accounting principles. Such financial information does not conform to the requirements of Regulation S-X under the Securities Act of 1933, as amended. Statements included in this press release are based upon information known to MIAC as of the date of this press release, and MIAC assumes no obligation to update or alter our forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.